As filed with the Securities and Exchange Commission on December 20, 2002

                                                    Registration No. 333 - 98831
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                        Post-Effective Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                          DREW INDUSTRIES INCORPORATED
               (Exact name of registrant as specified in charter)

            Delaware
 (State or other jurisdiction of                       13-3250533
 incorporation or organization)           (I.R.S. Employer Identification No.)

                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                                 Leigh J. Abrams
                      President and Chief Executive Officer
                          Drew Industries Incorporated
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
           (name and address, including zip code and telephone number, including area code of agent for service)

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                                 With a copy to:

                             Harvey F. Milman, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

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

                         DEREGISTRATION OF COMMON STOCK

      This Post-Effective Amendment No. 1 is filed to deregister 100,000 unsold shares of common stock, par value $0.01 per share, of the aggregate 850,000 shares of common stock (the "Registered Shares") of Drew Industries Incorporated ("Registrant") registered pursuant to a Registration Statement on Form S-3 (No. 333-98831) declared effective by the Securities and Exchange Commission on September 12, 2002. The Registered Shares were offered for sale by the selling stockholder (as described in the Registration Statement) and Registrant did not receive proceeds from the sale of any Registered Shares.

      Of the 850,000 Registered Shares, 750,000 were sold in a third market block transaction to institutional investors, and the 100,000 remaining Registered Shares have been withdrawn by the selling stockholder.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on December 20, 2002.

                                         DREW INDUSTRIES INCORPORATED

                                         By  /s/ Leigh J. Abrams
                                            ------------------------------------
                                             Leigh J. Abrams, President and
                                                Chief Executive Officer


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